Exhibit 10.37

Cellectar Biosciences, Inc.

2015 Stock Incentive Plan

NON-STATUTORY STOCK OPTION AGREEMENT
(Employee Form)

Cellectar Biosciences, Inc. (the “Company”), pursuant to its 2015 Stock Incentive Plan (as amended from time to time, the “Plan”), hereby grants to the holder of this Option (the “Holder”) an option to purchase the number of shares of the Company’s Stock set forth below. This Option is subject to all of the terms and conditions as set forth herein (the “Option Agreement”), the Plan, which is attached hereto and incorporated herein in its entirety. Defined terms not explicitly defined in this Option Agreement but defined in the Plan shall have the same definitions as in the Plan.

1.	General Terms of Option:

Holder of Option:	Igor Grachev
Date of Grant:	January 6, 2020
Vesting Commencement Date:	January 6, 2021
Number of Shares Subject to Option:	80,000
Exercise Price Per Share	$2.46
Expiration Date:	January 6, 2030

Payment Method (one of or any combination of the following):	☐ By cash or check ☐ By delivery of already-owned shares ☐ By net share exercise

2.	Exercise Schedule:☐ Same as Vesting Schedule ☐ Early Exercise Permitted

3.	Vesting Schedule: This Option shall vest quarterly over three years such that 1/12 of the number of shares granted become exercisable on the three-month anniversary of the Date of Grant and an additional 1/12 of the number of shares granted become exercisable at the end of each-three month period thereafter, so that the Option shall be fully vested on the third anniversary of the Date of Grant. All vesting shall cease upon the date of termination of employment/separation from service.

Notwithstanding the foregoing, the Board of Directors may accelerate the vesting of this Option.

4.	Termination of Employment or Provision of Services. The Option shall terminate on the earliest to occur of:

(i)	the date of expiration thereof;

(ii)	immediately upon termination of the Holder’s employment with, or provision of services to, the Company by the Company for Cause;

(iii)	thirty (30) days after the date of voluntary termination of employment or provision of services by the Holder;

(iv)	ninety (90) days after the date of involuntary termination of the Holder’s employment with, or provision of services to, the Company by the Company without Cause, or termination of the Holder’s employment or provision of services by reason of Disability; or

(v)	180 days after the date of termination of the Holder’s employment with, or provision of services to, the Company by reason of death.

5.	Option is Not a Service Contract. The Option is not an employment or service contract, and nothing in the Option shall be deemed to create in any way whatsoever any obligation on the Holder’s part to continue in the employ or service of the Company or a Subsidiary, or of the Company or an Affiliate to continue the Holder’s employment or service. In addition, nothing in the Option shall obligate the Company or a Subsidiary, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that the Holder might have as a director or consultant/advisor for the Company or a Subsidiary.

6.	Tax Withholding. The Company’s obligation to deliver shares shall be subject to the Holder’s satisfaction of any federal, state and local income and employment tax withholding requirements.

7.	Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company and delivered to the office of the Company, 100 Campus Drive, Florham Park, New Jersey 07932, attention of the president, or such other address as the Company may hereafter designate.

Any notice to be given to the Holder hereunder shall be deemed sufficient if addressed to and delivered in person to the Holder at his or her address furnished to the Company or when deposited in the mail, postage prepaid, addressed to the Holder at such address.

8.	Acceptance; Governing Plan Document. The Holder hereby accepts this Option subject to all the terms and provisions of the Plan and agrees that (a) in the event of any conflict between the terms hereof and those of the Plan, the latter shall prevail, and (b) all decisions under and interpretations of the Plan by the Board or the Committee shall be final, binding and conclusive upon the Holder and his or her heirs and legal representatives.

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IN WITNESS WHEREOF, the parties have executed this Option Agreement, or caused this Option Agreement to be executed, as of the Date of Grant.

CELLECTAR BIOSCIENCES, INC.

By:	/s/ Dov Elefant

The undersigned Holder hereby acknowledges receipt of a copy of the Plan and this Option Agreement, and agrees to the terms of this Option and the Plan.

Holder:	/s/ Igor Grachev
(Signature)

Date:	January 31, 2020

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